8x8, Inc. Announces Proposed Offering of $200.0 Million
of Convertible Senior Notes
SAN JOSE, Calif. - February 12, 2019 - 8x8, Inc. (NYSE: EGHT) today announced its intention to offer, subject to market conditions and other factors, $200.0 million aggregate principal amount of convertible senior notes due 2024 (the “notes”) in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, 8x8 expects to grant the initial purchasers of the notes an option to purchase up to an additional $30.0 million aggregate principal amount of notes on the same terms and conditions.
8x8 intends to use a portion of the net proceeds from the offering of the notes to pay the cost of certain capped call transactions (described below). 8x8 intends to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including financing potential acquisitions and other strategic transactions. However, 8x8 currently has no commitments with respect to any such acquisitions or other strategic transactions.
When issued, the notes will be unsecured, senior obligations of 8x8, and interest will be payable semi-annually. Prior to October 1, 2023, the notes will become convertible only under certain circumstances and during certain periods. 8x8 will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. Final terms of the notes, including the interest rate, the initial conversion rate, repurchase or redemption rights, and other terms, will be determined at the time of pricing by negotiations between 8x8 and the initial purchasers of the notes.
If the initial purchasers exercise their option to purchase additional notes, 8x8 intends to use the resulting additional proceeds of the sale of the additional notes to pay the cost of entering into additional capped call transactions and for general corporate purposes, including financing potential acquisitions and other strategic transactions.
In connection with the pricing of the notes, 8x8 expects to enter into privately negotiated capped call transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce or offset the potential dilution to 8x8’s common stock upon any conversion of the notes at maturity and/or offset the potential cash payments 8x8 is required to make in excess of the principal amount of converted notes, with such reduction and/or offset subject to a cap based on the cap price. If the initial purchasers exercise their option to purchase additional notes, 8x8 expects to enter into additional capped call transactions with the option counterparties.
8x8 expects that, in connection with establishing their initial hedge of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of 8x8’s common stock and/or enter into various derivative transactions with respect to 8x8’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of 8x8’s common stock or the notes at that time, and could result in a higher effective conversion price for the notes.

In addition, 8x8 has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to 8x8’s common stock and/or purchasing or selling 8x8’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the valuation period for the capped call transactions, which is expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity of the notes). This activity could also cause or avoid an increase or a decrease in the market price of 8x8’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the shares of 8x8’s common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intention to offer the notes, the intended use of net proceeds from the offering and the expected terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to whether 8x8 will offer the notes or consummate the offering of the notes on the expected terms, or at all, the potential impact of market and other general economic conditions, whether 8x8 will be able to satisfy the conditions required to close any sale of the notes, the anticipated use of the net proceeds of the offering, the fact that 8x8’s management will have broad discretion in the use of the proceeds from any sale of the notes, whether the capped call transactions will become effective on the anticipated terms or at all, and other risks detailed from time to time in 8x8’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018. The forward-looking statements in this press release are based on information available to 8x8 as of the date hereof, and 8x8 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as otherwise required by law.

Investor Relations Contact:
Victoria Hyde-Dunn
8x8, Inc.
1-669-333-5200
victoria.hyde-dunn@8x8.com